Exhibit 99.2

OMNIQ’s Artificial Intelligence-Based Quest Shield™ Solution Selected by the

Talmudical Academy of Baltimore

●	Quest Shield™ security package provides a proactive ground-breaking cloud-based solution for crime prevention on campuses and in schools using automatic Machine Vision detection and identification of vehicles by license plate, make and color via an AI-based identification algorithm
●	Real-time alert and notification to law enforcement authorities to actively prevent potential tragedies
●	Technology developed in Israel, previously deployed with success in sensitive security zones in the U.S., Middle East and elsewhere
●	Addressing Covid-19 concerns, students will be equipped with a contactless, readable ID tag verifying pre-screened temperature test clearance
●	Talmudical Academy in Baltimore has over 1,000 students and is part of the Chofetz Haim educational chain with more than 35 locations in the U.S., Canada and Israel

Salt Lake City, UT, June 1, 2020, —OMNIQ, Inc. (OTCQB:OMQS) (“OMNIQ”or “the Company”), announces that it has been selected to deploy its Quest Shield™ campus safety solution at the Talmudical Academy of Baltimore in Maryland.

The Quest Shield™ security package uses the Company’s AI-based SeeCube™ technology platform, a ground-breaking cloud-based/on-premise security solution for Safe Campus/School applications. The platform provides unique AI-based computer vision technology and software to gather real-time vehicle data, enabling the Quest Shield™ to identify and record images of approaching vehicles including color, make and license plate information. The license plate is then compared against the school’s internal watch list to provide immediate notifications of unauthorized vehicles to security and administrative personnel. In addition to providing a vehicle identification and recognition solution to the Talmudical Academy, the Quest Shield™ comprehensive security platform addresses other security concerns including controlling access to the buildings and visitor management as well as the ability to pre-register guests for school activities.

Additionally, as part of COVID-19 mitigation, parents in Maryland will be asked to take and record their child’s temperature each day before they leave for school. Quest Shield™ will automate this process, by providing parents an online form where they may record the temperature. All Talmud Academy students will be equipped with an ID tag that will have a QR code that can be read with a barcode scanner. As students enter campus, faculty equipped with Quest handheld scanners will read the barcode to confirm that the student’s temperature has been taken that day; if the form has not been filled in, faculty will check temperatures before allowing students inside.

Shai Lustgarten, CEO of OMNIQ commented: “It is our privilege to work with the Talmudical Academy to provide our solution to enhance safety at their Baltimore campus. Quest Shield™ is an extension of the homeland security solution we designed for the Israeli authorities to fight terrorism and save lives.”

Rabbi Yaacov Cohen, Executive Director, Talmudical Academy of Baltimore commented: “Concern about campus safety and the safety of our students and faculty drove the Talmudical Academy to seek ways to implement new strategies aimed at preventing crimes and violence that may be committed on the school grounds. The unfortunate reality today is that situations we could never imagine just a few years ago are happening now with increasing regularity. Most security systems that are currently being deployed on other campuses are good at recording events subsequent to crimes being committed. With Quest Shield™, we have an opportunity to alert personnel and Law Enforcement ahead of any sign of violence”

Mr. Lustgarten added: “The Quest Shield™ has been tailored to provide a proactive solution to improve security and safety in schools and on campuses as well as community centers and places of worship in the U.S. that have unfortunately become a target for ruthless attacks. We’re pleased to work with a forward-thinking organization like the Talmudical Academy, it is gratifying that the Academy selected the Quest Shield™ platform to strengthen its security precautions.”

“Additionally, many schools and communities are expressing concern around children returning to school in the fall due to COVID-19. With that in mind, Talmudical Academy will also employ the Quest Shield™ to provide an automated screening process to confirm that students have had their temperatures checked, per Maryland regulation, upon their arrival on campus and prior to them entering the school facilities.”

Mr. Lustgarten concluded, “We are proud to be able to improve student safety in the U.S., as well as in other vulnerable communities. Quest Shield™ has previously been implemented by a pre-K through Grade 12 school in Florida and at a Jewish Community Center in Salt Lake City. We look forward to working closely with the Academy and other institutions to promote the health and safety of students, faculty and support personnel.”

About OMNIQ, Corp.

OMNIQ Corp. (OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com